SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                  FORM 8-K/A-1
                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 25 , 1999

                            Colonial Commercial Corp.
               (Exact name of Registrant as Specified in Charter)

      New York                          1-6663                   11-2037182
(State of other Juris-              (Commission File           (IRS Employer
diction of Incorporation)             Number)                Identification No.)

             3601 Hempstead Turnpike, Levittown, New York        11756-1315
               (Address of Principal Executive Offices)          (Zip Code)

        Registrant's Telephone Number, Including Area Code: 516-796-8400

                ------------------------------------------------
          Former name or former address, if changed since last report.)

         The purpose of this Report is to amend Colonial Commercial Corp. ("Colonial") Current Report on Form 8-K dated July 8, 1999 relative to the acquisition of Universal Supply Group, Inc. ("Universal"). This report amends the information provided under Item 7(a) and 7(b).

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS

           (a)      Financial Statements of Acquired Business

                    See the index at Page F-1 of this report for the historical financial statements of Universal as of and for the fiscal years ended March 31, 1999 and 1998.

           (b)      Pro Forma Financial Information

                    See index at Page F-1 of this report for the unaudited pro forma financial information of the Company as of March 31, 1999 and for the year ended December 31, 1998 and the three months ended March 31, 1999.

           (c )     Exhibits

                    23.  Consent of KPMG LLP



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                COLONIAL COMMERCIAL CORP.
                                                      (Registrant)

                                                /s/ James W. Stewart
                                                --------------------
                                                James W. Stewart
                                                Chief Financial Officer
Dated:  September 8, 1999

            COLONIAL COMMERCIAL CORP.Informama Financial Information


          Index to Item 7(a) & (b) - Financial Statements and Pro Forma
                             Financial Information
          --------------------------------------------------------------



Financial Statements of Acquired Business
Universal Supply Group, Inc.:

    Independent Auditors' Report .................................   F-1

    Balance Sheets as of  March 31, 1999 and 1998 ................   F-2

    Statements of Income and Retained Earnings for the Fiscal
    Years Ended March 31, 1999 and 1998 ..........................   F-3

    Statements of Cash Flows for the Fiscal Years Ended
     March 31, 1999 and 1998 .....................................   F-4

    Notes to Financial Statements ................................   F-5

 Pro Forma Financial Information:

          Introduction ...........................................   F-14

    Pro Forma Consolidated Balance Sheet as of March 31, 1999 ....   F-15

    Pro  Forma Consolidated Statements of Income for the Year
         ended December 31, 1998 and the Three Months ended
         March 31, 1999 ...........................................  F-16

    Notes to Pro Forma Consolidated Financial Statements .........   F-18

                          Independent Auditors' Report


The Board of Directors and Stockholders
Universal Supply Group, Inc.:


We have audited the accompanying balance sheets of Universal Supply Group, Inc. (the Company) as of March 31, 1999 and 1998, and the related statements of income and retained earnings and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Universal Supply Group, Inc. at March 31, 1999 and 1998, and the results of its operations and cash flows for each of the years then ended in conformity with generally accepted accounting principles.



                                                                    /S/ KPMG LLP
                                                                    ------------



June 25, 1999
Melville, New York

                            UNIVERSAL SUPPLY GROUP, INC.

                                  Balance Sheets

                              March 31, 1999 and 1998


                             Assets                                      1999          1998
                                                                     -----------    ----------
Current assets:
     Cash                                                            $    70,230     1,004,679
     Accounts receivable, net of allowance for doubtful
          accounts of $200,000 and $141,000 at March 31, 1999
          and 1998, respectively                                       3,252,361     2,365,116
     Inventory                                                         6,149,427     4,242,762
     Prepaid expenses and other assets                                   197,135        91,045
     Deferred taxes, net                                                  90,961        77,200
                                                                     -----------    ----------
          Total current assets                                         9,760,114     7,780,802

Property and equipment, net                                              100,900       100,638
Intangible assets                                                        235,763       283,890
Cash surrender value - officers' life insurance                          234,806       220,440
Other assets                                                              51,290        70,724
                                                                     -----------    ----------
                                                                     $10,382,873     8,456,494
                                                                     ===========    ==========

                      Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                                $ 1,646,397     1,325,164
     Accrued liabilities                                                 906,257       558,908
     Current portion of notes payable                                    183,990        54,166
                                                                     -----------    ----------
          Total current liabilities                                    2,736,644     1,938,238
                                                                     -----------    ----------

Notes payable, less current portion                                      434,610        79,167
Excess of acquired net assets over cost, net                             127,686          --
                                                                     -----------    ----------

          Total liabilities                                            3,298,940     2,017,405
                                                                     -----------    ----------
Stockholders' equity:
     Common stock, at stated value, 100 shares authorized, 67.68
          shares issued and outstanding at March 31, 1999 and 1998        53,500        53,500
     Retained earnings                                                 7,030,433     6,385,589
                                                                     -----------    ----------

          Total stockholders' equity                                   7,083,933     6,439,089
                                                                     -----------    ----------

Commitments

                                                                     $10,382,873     8,456,494
                                                                     ===========    ==========



See accompanying notes to financial statements.

                          UNIVERSAL SUPPLY GROUP, INC.

                   Statements of Income and Retained Earnings

                      Years ended March 31, 1999 and 1998


                                                         1999             1998
                                                     ------------      ----------

Net sales                                            $ 26,459,637      18,385,317
Cost of sales                                          18,718,709      13,206,126
                                                     ------------      ----------
          Gross profit                                  7,740,928       5,179,191

Selling, general and administrative expenses, net       6,870,386       4,527,883
                                                     ------------      ----------
          Operating income                                870,542         651,308
                                                     ------------      ----------

Other expenses (income):
     Interest expense                                      91,574          11,952
     Interest income                                      (50,220)        (19,916)
     Other, net                                            25,061         (64,662)
                                                     ------------      ----------
          Other expenses (income)                          66,415         (72,626)

          Income before provision for income taxes        804,127         723,934

Provision for income taxes                                 73,308         102,985
                                                     ------------      ----------

          Net income                                      730,819         620,949

Retained earnings - beginning of year                   6,385,589       6,163,815

Dividends                                                 (85,975)       (399,175)
                                                     ------------      ----------

Retained earnings - end of year                      $  7,030,433       6,385,589
                                                     ============      ==========




See accompanying notes to financial statements.

                          UNIVERSAL SUPPLY GROUP, INC.

                            Statements of Cash Flows

                      Years ended March 31, 1999 and 1998



                                                                              1999            1998
                                                                          -----------      ---------

Cash flows from operating activities:
     Net income                                                           $   730,819        620,949
     Adjustments to reconcile net income to net cash used in
          operating activities:
               Depreciation and amortization, net                              90,623        105,338
               Provision for allowance for doubtful accounts                  177,131         58,800
               Provision (benefit) for deferred income taxes                  (13,761)        61,524
               Changes in assets and liabilities, net of effects of the
                purchase of Amber Supply Co. Inc.:
                    Accounts receivable                                    (1,064,376)      (426,463)
                    Inventory                                                (970,665)      (570,582)
                    Prepaid expenses and other assets                        (101,022)       (60,262)
                    Accounts payable                                          321,233        (92,439)
                    Accrued expenses                                          347,349        (25,245)
                                                                          -----------      ---------

                         Net cash used in operating activities               (482,669)      (328,380)
                                                                          -----------      ---------

Cash flows from investing activities:
     Purchases of property and equipment                                      (38,072)       (24,220)
     Payment for purchase of Amber Supply Co. Inc.                           (163,000)          --
                                                                          -----------      ---------

                         Net cash used in investing activities               (201,072)       (24,220)
                                                                          -----------      ---------

Cash flows from financing activities:
     Payments of notes payable                                               (164,733)       (45,833)
     Payment of dividends                                                     (85,975)      (399,175)
                                                                          -----------      ---------

                         Net cash used in financing activities               (250,708)      (445,008)
                                                                          -----------      ---------

Net decrease in cash                                                         (934,449)      (797,608)

Cash at beginning of year                                                   1,004,679      1,802,287
                                                                          -----------      ---------

Cash at end of year                                                       $    70,230      1,004,679
                                                                          ===========      =========





See accompanying notes to financial statements.

                          UNIVERSAL SUPPLY GROUP, INC.

                          Notes to Financial Statements

                             March 31, 1999 and 1998




(1)    Summary of Significant Accounting Policies and Practices

       (a)    Description of Business

              Universal Supply Group, Inc. (the Company) is a distributor of products and provider of services for heating, ventilation and air conditioning (HVAC) contractors principally in Northern New Jersey and Southern New York. Products include heating and air conditioning equipment, controls, parts and accessories. Services include temperature control system design and panel fabrication, technical field support and technical training. The Company operates in a single segment from seven locations in New Jersey and New York.

       (b)    Basis of Presentation

              In November 1998, December 1998 and February 1999, certain entities controlled by the Company's stockholders were merged into the Company in exchange for the issuance of an aggregate of 17.68 shares of the Company's common stock. These entities included Universal of Hawthorne Co. Inc., Universal of Bergen Co., Inc., Universal of Sussex, Co., Inc., Uneco Inc., Universal Energy Products, Inc. and Universal Supply - NY, Inc.

              The mergers of these entities represent business combinations of companies under common control and, accordingly, have been accounted for at historical cost, in a manner similar to a pooling of interests.

              On June 25, 1999, effective June 30, 1999, all of the assets subject to all of the liabilities of the Company were purchased by Colonial Commercial Corp. (Colonial)(note 14).

       (c)    Cash Equivalents

              The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at March 31, 1999 or 1998.

       (d)    Inventory

              Inventory is stated at the lower of cost or market and consists solely of finished goods. Cost is determined using the first-in, first-out method.

       (e)    Property and Equipment

              Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful life of the assets. The useful lives of the assets are estimated to range between three and fifteen years. Leasehold improvements are amortized over the shorter of the lease term or estimated useful lives of the assets.


                                       F-5                           (Continued)

                          UNIVERSAL SUPPLY GROUP, INC.

                          Notes to Financial Statements

                             March 31, 1999 and 1998


       (f)    Impairment of Long-Lived Assets and Long-Lived Assets to be
              Disposed of

              The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

              The recoverability of the excess cost over fair value of assets acquired is assessed by determining whether the amortization over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of the excess cost over fair value of assets acquired will be impacted if estimated future operating cash flows are not achieved.

       (g)    Income Taxes

              The Company and certain of its affiliates, with consent of its stockholders, have elected to have their income taxed under subchapter "S" of the Internal Revenue Code (IRC). During 1998, the remaining affiliates elected to also have their income taxed under subchapter "S" of the IRC. This election provides that, in lieu of corporate Federal income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. The Company has not elected to have its income taxed under subchapter "S" for state and local purposes.

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment dates.

       (h)    Comprehensive Income

              The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", effective April 1, 1998. The Company has no items of other comprehensive income and therefore, there is no difference between the Company's comprehensive income and net income.


                                         F-6                         (Continued)

                          UNIVERSAL SUPPLY GROUP, INC.

                          Notes to Financial Statements

                             March 31, 1999 and 1998


       (i)    Use of Estimates

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(2)    Acquisition

       In April 1998, the Company purchased certain assets of Amber Supply Co. Inc. (Amber) for $813,000. Of the purchase price, $163,000 was paid at closing. The remainder of the purchase price was paid by the issuance of notes payable of $650,000. The assets acquired primarily consisted of inventory, fixed assets and a non-competition agreement. The acquisition was accounted for under the purchase method of accounting. The purchase price was allocated to the assets acquired based upon their estimated fair values at the date of acquisition. After writing off the values of noncurrent assets, the purchase resulted in an excess of net assets acquired over cost of $136,000, which is being amortized on a straight-line basis over a fifteen-year period. The results of operations of Amber have been included in the accompanying statements of income from the date of acquisition. Unaudited pro forma results have not been presented for 1998 as the information necessary to prepare such pro forma information was not readily available to management of the Company. Sales from Amber locations included in the statement of income for the year ended March 31, 1999 were approximately $6,300,000. Due to the integration of Amber's and the Company's operations, management is unable to determine the amount of sales or operating profit that was incremental to the Company due to the Amber acquisition.


(3)    Property and Equipment

       Property and equipment consisted of the following at March 31:

                                                    1999           1998
                                                    ----           ----

              Leasehold improvements              $ 41,081        41,081
              Automobiles                           52,290        46,290
              Machinery and equipment               85,026        69,526
              Computer and office equipment        334,221       330,156
              Furniture and fixtures               112,849       123,469
                                                  --------       -------
                                                   625,467       610,522
              Less accumulated depreciation
               and amortization                    524,567       509,884
                                                  --------       -------

                                                  $100,900       100,638
                                                  ========       =======

                                      F-7                            (Continued)

                          UNIVERSAL SUPPLY GROUP, INC.

                          Notes to Financial Statements

                             March 31, 1999 and 1998


(4)    Intangible Assets

       Intangible assets consist of a non-competition agreement and the excess cost over fair value of assets acquired which arose from a previous acquisition. The excess cost over fair value of assets acquired is being amortized on a straight-line basis over fifteen years. The non-competition agreement is being amortized over the five-year life of the agreement on a straight-line basis. Accumulated amortization was $114,237 and $66,110 at March 31, 1999 and 1998, respectively.


(5)    Accrued Liabilities

       Accrued liabilities consisted of the following at March 31, 1999 and 1998:

                                                         1999          1998
                                                       --------       -------
              Accrued wages                            $215,351       152,444
              Accrued profit sharing contribution       147,009       164,571
              Accrued vacation benefits                 165,495       128,690
              Accrued professional fees                 180,000          --
              Other accrued expenses                    198,402       113,203
                                                       --------       -------

              Total                                    $906,257       558,908
                                                       ========       =======


(6)    Financing Arrangements

       At March 31, 1999 and 1998, the Company had available a line of credit with a financial institution for $1,750,000 and $750,000, respectively. There were no amounts outstanding under the line of credit at March 31, 1999 or 1998. Borrowings under the line of credit are payable on demand and bear interest at the higher of the federal funds rate plus 1/2%, or the prime rate, which was 7.75% and 8.50% at March 31, 1999 and 1998, respectively. The line of credit expires September 30, 1999. In addition, in February 1999, an amended and restated negative pledge agreement was executed, which prohibits the Company from allowing a lien or encumbrance on, or security interest in, its assets, except for the liens and security interests held by certain vendors (note 13). The borrowings under the line of credit were guaranteed by the majority stockholders of the Company at March 31, 1998. During 1999, the guarantee by the majority stockholders of the Company was terminated.

       Subsequent to March 31, 1999, the line of credit was terminated in connection with the purchase of the Company by Colonial (note 14).

                                     F-8                             (Continued)

                          UNIVERSAL SUPPLY GROUP, INC.

                          Notes to Financial Statements

                             March 31, 1999 and 1998


(7)    Notes Payable

       Notes payable consisted of the following at March 31, 1999 and 1998:

                                                          1999            1998
                                                        --------        --------

              Noninterest-bearing note (a)              $ 83,333         133,333
              7% promissory note (b)                     157,844             --
              8% promissory note (c)                     377,423             --
                                                        --------        --------
                                                         618,600         133,333
              Less: current portion                      183,990          54,166
                                                        --------        --------
                                                        $434,610          79,167
                                                        ========        ========


       (a) A $200,000 note was issued in connection with a previous acquisition. Principal is payable in monthly installments of $4,167 through October 2000. The note is guaranteed by the majority stockholders of the Company. The note was not discounted as management believes such discount was not material.

       (b) A $200,000 unsecured note was issued in connection with the acquisition of Amber (note 2). Principal and interest are payable in monthly installments of approximately $4,790 through April 2002.

       (c) A $450,000 unsecured note was issued in connection with the acquisition of Amber (note 2). Principal and interest are payable in monthly installments of approximately $9,125 through April 2003.

       The aggregate annual maturities of notes payable are as follows:

                              2000                         $  183,990
                              2001                            165,157
                              2002                            151,241
                              2003                            109,148
                              2004                              9,064
                                                           ----------

                                      Total                $  618,600
                                                           ==========


                                     F-9                             (Continued)

                          UNIVERSAL SUPPLY GROUP, INC.

                          Notes to Financial Statements

                             March 31, 1999 and 1998


(8)    Income Taxes

       The Company has elected to have its income taxed under Subchapter "S" of the IRC and therefore, is only liable for certain state and local income taxes. The provision (benefit) for income taxes attributable to income is comprised of:

                                1999                            1998
                 ------------------------------    -----------------------------
                             State and                        State and
                  Federal      local      Total    Federal      local      Total
                  -------      -----      -----    -------      -----      -----

       Current    $   -       87,069     87,069    (25,672)     67,133    41,461
       Deferred       -      (13,761)   (13,761)    49,494      12,030    61,524
                  ------     -------    -------    -------      ------   -------

                  $   -       73,308     73,308     23,822      79,163   102,985
                  ======     =======    =======    =======      ======   =======

       In 1998, the Company's federal deferred tax assets of approximately $49,500 were written off to expense as they were no longer deemed recoverable as a result of certain affiliates of the Company having approved elections to be treated as subchapter "S" corporations. Such affiliates were subsequently merged into the Company (note 1(b)).

       Income tax expense for 1999 and 1998 differed from amounts computed by applying the U.S. Federal income tax rate of 34% to pre-tax income principally because the Company is not liable for Federal taxes.

       The tax effects of temporary differences that give rise to significant portions of state and local deferred tax assets at March 31, 1999 and 1998 are presented below.

                                                                1999      1998
                                                              --------  -------
       Deferred tax assets:
           Accounts receivable, due to allowance for
              doubtful accounts                                $18,017   11,064
           Inventory valuation reserve                          36,000   24,358
           Inventory costs capitalized for tax purposes         22,952   10,562
           Accrued liabilities not currently tax deductible     14,895    9,767
           Intangibles, due to differences in amortization       4,200    2,100
           Other                                                  --     23,923
                                                               -------   ------
                    Total gross deferred tax assets             96,064   81,774

       Deferred tax liabilities:
           Property and equipment, due to differences in
              depreciation                                      (5,103)  (4,574)
                                                               -------   ------

                    Net deferred tax assets                    $90,961   77,200
                                                               =======   ======


                                     F-10                            (Continued)

                          UNIVERSAL SUPPLY GROUP, INC.

                          Notes to Financial Statements

                             March 31, 1999 and 1998


       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and tax planning strategies in making this assessment. Based upon the level of historical income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are not realized. In order to fully realize the net deferred tax assets, the Company will need to generate future taxable income of approximately $1,010,000. Taxable income for 1999 and 1998 was approximately $1,140,000 and $742,000, respectively.


(9)    Employee Benefit Plans

       The Company has three defined contribution plans, one of which is a 401(k) plan, which cover substantially all employees. Participants in the 401(k) plan may contribute a percentage of compensation, but not in excess of the maximum allowed under the IRC. The Board of Directors can authorize discretionary contributions to the other two plans. In addition, the 401(k) plan allows for a 3% matching contribution. In 1999 and 1998 the Board of Directors authorized $178,547 and $177,200, respectively, of such contributions to the plans.


(10)   Supplemental Cash Flow Information

       The following is supplemental information relating to the statements of cash flows:

                                                    1999          1998
                                                  --------      -------

              Cash paid during the year for:
                  Interest                        $ 91,574       11,952
                                                  ========       ======
                  Income taxes                    $ 71,120       69,084
                                                  ========       ======


       In connection with the acquisition of certain assets of Amber, the Company issued notes payable of $650,000 (note 2).


                                     F-11                            (Continued)

                          UNIVERSAL SUPPLY GROUP, INC.

                          Notes to Financial Statements

                             March 31, 1999 and 1998


(11)   Fair Value of Financial Instruments

       Financial Accounting Standards Board Statement No. 107, "Disclosure about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of all financial instruments classified as current assets or liabilities with the exception of the notes payable, is deemed to approximate fair value, because of the short maturities of these instruments.

       The carrying value of the notes payable approximates fair value as the interest rates are comparable to the rates currently offered by local lending institutions for loans of similar terms and maturities to companies with comparable credit risk.


(12)   Business and Credit Concentrations

       During 1999 and 1998, three vendors accounted for approximately 41% and 35% of the Company's annual purchases, respectively. In 1999 and 1998, five customers accounted for approximately 10% of net sales. At March 31, 1999, four customers had accounts receivable balances, which in the aggregate, represented approximately 15% of the total net receivable balance. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts. The Company as a policy does not require collateral from its customers.


(13)   Commitments

       (a)    Lease Obligations

              At March 31, 1999, the Company was obligated under non-cancelable leases for automobile and warehouse facilities for minimum annual rental payments as follows:

                                    2000                 $ 292,387
                                    2001                   124,436
                                    2002                    75,619
                                                         ---------

                                            Total        $ 492,442
                                                         =========


              Rental expense for the above-mentioned operating lease agreements and other month-to-month leases approximated $701,804 and $438,310 for 1999 and 1998, respectively.

                                     F-12                            (Continued)

                          UNIVERSAL SUPPLY GROUP, INC.

                          Notes to Financial Statements

                             March 31, 1999 and 1998


              The Company leases certain facilities from certain of its stockholders. Rent expense for 1999 and 1998 on such leases amounted to approximately $377,000 and $368,000, respectively. The leases generally had one year terms. Those that expired subsequent to July 31, 1998 have been renewed on a month-to-month basis. The remainder of the leases are operating leases. Included in the above table, is $24,900 in 2000 representing minimum annual rental payments on these related party leases.

       (b)    Security Interest

              Certain vendors hold liens and security interests in the Company's accounts receivable and inventory of approximately $1,500,000 as of March 31, 1999.


(14)   Subsequent Event

       On June 25, 1999, effective June 30, 1999, Colonial purchased all of the assets subject to all of the liabilities of the Company. In connection with the acquisition, the Company's line of credit (note 6) was refinanced. Borrowings under the new credit facility bear interest at the prime rate or at the Company's option 250 basis points over the applicable LIBOR rate. The credit facility allows the Company to borrow against eligible accounts receivable and inventory under a formula basis and up to $3,000,000 on a five-year term loan to be amortized in equal monthly installments to June 2004. Borrowings under the facility are secured by accounts receivable, inventory and fixtures and equipment. Monthly interest and principal payments are based upon monthly accounts receivable collections, as defined. The loan and security agreement contains a number of covenants relating to the financial condition of the Company and its business operations.


                                      F-13                           (Continued)

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         The following pro forma consolidated financial statements were prepared to illustrate the estimated effects of ( i ) Colonial's acquisition of Universal Supply Group, Inc. ("Universal") accounted for under the purchase method of accounting, (ii) the borrowing of approximately $6,973,000 under a line of credit which provides for aggregate borrowings based upon eligible assets of up to $16,000,000, and (iii) the use of proceeds from the line of credit, as described in the notes to the unaudited pro forma consolidated financial statements (collectively, the "Pro Forma Transactions"). The unaudited pro forma consolidated balance sheet combines Colonial's March 31, 1999 consolidated balance sheet with Universal's March 31, 1999 balance sheet and gives effect to the Pro Forma Transactions as if they had occurred on March 31, 1999, the last day of Colonial's most recently completed quarter. The unaudited pro forma consolidated statement of income for the year ended December 31, 1998 combines Colonial's historical results for the year ended December 31, 1998 and Universal's historical results for the year ended March 31, 1999, giving effect to the Pro Forma Transactions as if they had occurred as of January 1, 1998, the first day of Colonial's most recently completed year-end. The unaudited pro forma consolidated statement of income for the three months ended March 31, 1999 combines Colonial's historical results for the quarter ended March 31, 1999 and Universal's historical results for the three months ended March 31, 1999 also giving effect to the Pro Forma Transactions as if they occurred as of January 1, 1998. Colonial's most recently completed year-end was December 31, 1998, the most recently completed fiscal year of Universal ended on March 31, 1999.

         The unaudited pro forma consolidated financial statements were prepared utilizing the accounting principles of the respective entities as outlined in each entity's historical financial statements. The pro forma adjustments are based upon available information and certain assumptions that Colonial believes are reasonable under the circumstances. The unaudited pro forma consolidated financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the dates indicated or the results that may be obtained in the future.

         The pro forma consolidated statements are based on, and should be read in conjunction with, the audited financial statements, including the notes thereto, of Colonial and Universal.

         The audited financial statements of Universal as of and for the years ended March 31, 1999 and 1998 are included herein.

                            COLONIAL COMMERCIAL CORP.
                 Unaudited Pro Forma Consolidated Balance Sheet
                              As of March 31, 1999



                                                  _______Historical______         Pro Forma
                                                   Colonial       Universal       Adjustments          Pro Forma

                Assets

Current assets:
Cash                                            $ 4,225,348           70,230      (4,086,522)A           209,056
Accounts receivables, net                         7,456,666        3,252,361              --          10,709,027
Inventory                                         1,078,183        6,149,427              --           7,227,610
Notes receivable-current portion                    158,035             --                --             158,035
Prepaid expenses and other assets                    92,446          197,135              --             289,581
Deferred taxes                                      165,000           90,961         (90,961)B             --
                                                       --               --            91,000 C           256,000
                                                -----------       ----------       ---------         -----------

  Total current assets                           13,175,678        9,760,114       (4,086,483)        18,849,309

Notes receivable, excluding
  current portion                                   316,069             --                --             316,069
Deferred taxes                                      278,000             --          3,609,000 C        3,887,000
Property and equipment, net                         532,682          100,900              --             633,582
Other intangible assets                                --             88,958          150,000 D          238,958
Cash surrender value-officers'
  life insurance                                       --            234,806              --             234,806
Goodwill                                               --            146,805         (146,805)B             --
                                                                                      235,497 E          235,497
Other assets                                           --             51,290              --              51,290
                                                -----------       ----------       ----------         ----------
    Total assets                                $14,302,429       10,382,873         (238,791)        24,446,511
                                                ===========       ==========       ==========         ==========

    Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable                              $   831,606        1,646,397              --           2,478,003
  Accrued liabilities                             1,023,839          906,257              --           1,930,096
  Income taxes payable                              217,309             --                --             217,309

  Borrowings under line of credit                   521,049             --          6,972,828 F        7,493,877

  Notes payable-current portion                      19,022          183,990              --             203,012
                                                -----------       ----------       ----------         ----------
     Total current liabilities                    2,612,825        2,736,644        6,972,828         12,322,297

Notes payable, excluding current
   portion                                           34,971          434,610              --             469,581
Negative goodwill                                   696,378          127,686        (127,686)B           696,378
                                                -----------       ----------       ----------         ----------

  Total liabilities                               3,344,174        3,298,940        6,845,142         13,488,256

Stockholders' equity:
  Convertible preferred stock                        77,952             --                --              77,952

  Common stock                                       74,851           53,500         (53,500)G            74,851

  Additional paid in capital                      8,921,989             --                --           8,921,989

  Retained earnings                               1,883,463        7,030,433       (7,030,433)G        1,883,463
                                                -----------       ----------       ----------         ----------

    Total stockholders' equity                   10,958,255        7,083,933       (7,083,933)        10,958,255
                                                -----------       ----------       ----------         ----------

    Total liabilities and stockholders' equity  $14,302,429       10,382,873         (238,791)        24,446,511
                                                ===========       ==========       ==========         ==========

                            COLONIAL COMMERCIAL CORP.
                   Pro Forma Consolidated Statement of Income
                      For The Year Ended December 31, 1998


                                        _______Historical____
                                        Colonial        Universal
                                        for the         for the
                                        Calendar        Fiscal
                                        Year Ended      Year Ended
                                        December        March           Pro Forma
                                        31, 1998        31, 1999      Adjustments        Pro Forma
                                        --------        --------      -----------        ---------


Net sales                               $ 25,233,909     26,459,637        --            51,693,546
Cost of sales                             18,557,769     18,718,709        --            37,276,478
                                        ------------     ----------     --------         ----------
Gross profit                               6,676,140      7,740,928        --            14,417,068


General and administrative                 5,769,507      6,870,386       39,174 H       12,679,067
                                        ------------     ----------     --------         ----------

  Operating income                           906,633        870,542      (39,174)         1,738,001

Other income (expense), net                  114,899        (25,061)       --                89,838
Interest income                              181,206         50,220      (82,161)I          149,265
Gain on land sale                            826,797           --          --               826,797

Gain on sale of Monroc, Inc. stock         2,101,853           --          --             2,101,853

Interest expense                            (200,283)       (91,574)    (586,415)J         (878,272)
                                        ------------     ----------     --------         ----------

Income before
  income taxes                             3,931,105        804,127     (707,750)         4,027,482

Income taxes                                  79,352         73,308      132,762 K          285,422
                                        ------------     ----------     --------         ----------
  Net income                            $  3,851,753        730,819     (840,512)         3,742,060
                                        ============     ==========     ========         ==========


Net earnings per common share

     Basic                              $       2.66           --          --                  2.59
     Diluted                            $       1.23           --          --                  1.19


Weighted average shares outstanding
  Basic                                    1,446,354           --          --             1,446,354
  Diluted                                  3,134,617           --          --             3,134,617



                            COLONIAL COMMERCIAL CORP.
                   Pro Forma Consolidated Statement of Income
                    for the Three Months Ended March 31, 1999


                                        _______ Historical_____
                                        Colonial         Universal
                                        For the          For the
                                        Quarter          Quarter
                                        Ended March      Ended March     Pro Forma
                                        31, 1999         31, 1999       Adjustments      Pro Forma
                                        --------         --------       -----------      ---------


Net sales                               $ 5,987,085      6,234,926           --          12,222,011
Cost of sales                             4,268,971      4,186,944           --           8,455,915
                                        -----------      ---------     --------          ----------
Gross profit                              1,718,114      2,047,982           --           3,766,096

General and administrative                1,489,598      1,823,290        9,793 H         3,322,681
                                        -----------      ---------     --------          ----------


Operating income                            228,516        224,692       (9,793)            443,415

Other income (expense), net                   2,465         79,144           --              81,609
Interest income                              66,994           --        (44,460)H            22,534
Interest expense                            (37,110)       (32,837)    (146,604)J          (216,551)
                                        -----------      ---------     --------          ----------

Income  before
  income taxes                              260,865        270,999     (200,857)            331,007

Income taxes                                109,700         24,390        6,308 K           140,398
                                        -----------      ---------     --------          ----------
  Net income                            $   151,165        246,609     (207,165)            190,609
                                        ===========      =========     ========          ==========


Net earnings per common share
                                        $       .10           --             --                0.13
     Basic
     Diluted                            $       .05           --             --                0.06



Weighted average shares
  outstanding
  Basic                                   1,470,367           --             --           1,470,367
  Diluted                                 3,125,471           --             --           3,125,471


                            COLONIAL COMMERCIAL CORP.
              Notes to Pro Forma Consolidated Financial Statements

A.    To reflect cash paid for a portion of the purchase price.

B. To reflect elimination of the carrying value of Universal's deferred tax assets, goodwill and negative goodwill.

C.    To reflect estimated net deferred  tax assets arising from purchase.

D. To reflect estimated fair market value of non-compete agreements issued to former stockholders of Universal.

E. To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (goodwill). The purchase price, purchase price allocation and financing of the transaction are summarized as follows:

      Purchase price paid as:
        Cash                                                   $ 4,000,000
        Direct acquisition costs                                    86,522
        Borrowing under line of credit                           6,972,828
                                                               -----------
         Total purchase price paid                             $11,059,350
                                                               ===========

      Allocated to:
        Historical book value of
        Universal Supply Group, Inc.'s
        assets and liabilities             $7,083,933

      Adjustments to reflect assets and liabilities at fair value:

        Deferred tax asset                  3,700,000
        Non-compete agreement                 150,000
        Universal's goodwill                 (146,805)
        Universal's negative goodwill         127,686
        Universal's deferred
           tax assets                         (90,961)
                                          -----------

        Total allocation                   10,823,853
                                          -----------

      Goodwill                            $   235,497
                                          ===========

F. To reflect borrowing under line of credit to finance the remaining cash portion of the purchase.

G. To reflect the elimination of the stockholders' equity accounts of Universal.

H. To reflect the elimination of Universal's historical amortization of goodwill and negative goodwill and reflect Colonial's amortization of goodwill on its acquisition of Universal, which will be amortized over a twenty-year period, and its amortization of the non-compete agreement over a five-year period.

I. To reflect the loss of interest income generated from the cash that was used to purchase the net assets of Universal.

J. To reflect the interest expense on the borrowing to finance a portion of the purchase price of Universal. The interest expense was calculated based on the weighted average prime rate for the year ended December 31, 1998 and quarter ended March 31, 1999 (8.41%), which is the rate on the credit facility obtained to finance the remainder of the cash purchase price. A change of 1/8% in the incremental rate would affect interest expense by $8,716 for the calendar year and $2,179 for the quarter.

K. To reflect the federal income tax effect of Universal's taxable income, as well as increased interest expense, changes in amortization expense and the decrease of interest income. (Note that Universal was not subject to Federal income tax for the periods presented as it had elected to have its income taxed under Subchapter "S" of the Internal Revenue Code.) For the year ended December 31, 1998, this adjustment also reflects additional deferred tax expense on the 1998 historical taxable income of Colonial due to the recording of the deferred tax asset arising from the acquisition of Universal.

                                INDEX TO EXHIBITS



                                   Filed         Incorporated by Reference From
Exhibit                            Herewith      Form        Date        Exhibit

23.   Consent of Independent
      Accountants                  Yes